Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF LHC GROUP, INC. March [ ], 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on March [ ], 2018. The accompanying Notice and Proxy Statement is available at http://investor.lhcgroup.com/[ ] Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00033300000000000000 5 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE To approve the issuance of shares of LHC common stock to the Almost Family stockholders pursuant to the merger. To adopt LHC’s amended and restated charter in connection with the merger. To approve any motion to adjourn the LHC special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the issuance of shares of LHC common stock to the Almost Family stockholders pursuant to the merger. For Against Abstain The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Special Meeting of Stockholders and a Proxy Statement for the Special Meeting of Stockholders. This proxy, when properly signed, will be voted as directed by the undersigned stockholder(s). If no direction is specified, this proxy will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3. The Company does not expect any matters to be presented for action at the Special Meeting of Stockholders other than the items described in this proxy. However, by submitting your proxy via the Internet or by telephone, or by signing, dating and returning this proxy card, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Special Meeting of Stockholders. To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: title Please as such sign .exactly If the signer as your is a name corporation, or names please appear sign on full this corporate proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign such . .When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person give .full

SPECIAL MEETING OF STOCKHOLDERS OF

# LHC GROUP, INC.

**March [•], 2018**

## PROXY VOTING INSTRUCTIONS

**INTERNET** - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

**TELEPHONE** - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

**MAIL** - Sign, date and mail your proxy card in the envelope provided as soon as possible.

**IN PERSON** - You may vote your shares in person by attending the Special Meeting. To obtain directions to the LHC Group Inc.'s headquarters, please contact LHC Group, Inc. at (800) 489-1307.

**GO GREEN** - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

| | |
|---|---|
| COMPANY NUMBER | |
| ACCOUNT NUMBER | |
| | |

**Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on March [•], 2018. The accompanying Notice and Proxy Statement is available at http://investor.lhcgroup.com/[•]**

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00033300000000000000 5

**THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 1, 2 AND 3.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 1. To approve the issuance of shares of LHC common stock to the Almost Family stockholders pursuant to the merger. | ☐ | ☐ | ☐ |
| 2. To adopt LHC's amended and restated charter in connection with the merger. | ☐ | ☐ | ☐ |
| 3. To approve any motion to adjourn the LHC special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the issuance of shares of LHC common stock to the Almost Family stockholders pursuant to the merger. | ☐ | ☐ | ☐ |

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Special Meeting of Stockholders and a Proxy Statement for the Special Meeting of Stockholders.

This proxy, when properly signed, will be voted as directed by the undersigned stockholder(s). If no direction is specified, this proxy will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.

The Company does not expect any matters to be presented for action at the Special Meeting of Stockholders other than the items described in this proxy. However, by submitting your proxy via the Internet or by telephone, or by signing, dating and returning this proxy card, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Special Meeting of Stockholders.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

**Note:** Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 LHC GROUP, INC. This Proxy is Solicited by the Board of Directors for the Special Meeting of Stockholders to be held on March [ ], 2018 at [ ] a.m. (Central Time) at LHC Group Inc.’s headquarters located at 901 Hugh Wallis Road South, Lafayette, Louisiana 70508 The undersigned hereby appoints Keith G. Myers and Joshua L. Proffitt, and each of them individually, as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all of the shares of common stock of LHC Group, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders and any adjournments or postponements thereof, as directed on the reverse side. If no direction is made, the proxy, when properly executed, will be voted: (a) “FOR” the proposal to approve the issuance of shares of LHC common stock to the Almost Family stockholders pursuant to the merger, (b) “FOR” the proposal to adopt LHC’s amended and restated charter in connection with the closing of the merger and (c) “FOR” the proposal to approve any motion to adjourn the LHC special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the issuance of shares of LHC common stock to the Almost Family stockholders pursuant to the merger. Unless voting electronically or by phone, please mark, sign, date and return this proxy card promptly. To attend the Special Meeting of Stockholders and vote in person, please see “Questions and Answers” in the accompanying Proxy Statement. 1.1 (Continued and to be signed on the reverse side.) 14475